UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 13, 2008

Homeland Safety Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1005 N. Glebe Road, Ste. 550, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2008, Homeland Security Capital Corporation (the “Company”) entered into an Agreement and Plan of Merger and Stock Purchase Agreement (the “Merger Agreement”) with Safety & Ecology Holdings Corporation (“Safety”), HSCC Acquisition Corp. (“MergerSub”) and certain persons named therein.

Pursuant to the Merger Agreement, the Company will purchase 10,550,000 shares of Safety Series A Convertible Preferred Stock (the “Preferred Shares”) for an aggregate purchase price of $10,550,000. Each Preferred Share will accrue dividends cumulatively at the rate of eight percent (8%) per annum and is convertible into one (1) share of the Safety common stock at any time by the Company, subject to adjustment for stock dividends, stock splits, and similar events. Each Preferred Share will be entitled to one vote as if converted into Safety common stock. The holders of the outstanding Preferred Shares, as a class, so long as they maintain voting control of Safety, will have the right to designate a majority of the board of directors of Safety. Each Preferred Share will have a liquidation preference of $1.00 per share plus any accrued and unpaid dividends.

Pursuant to the Merger Agreement, MergerSub will be merged with and into Safety (the "Merger"), with Safety surviving the Merger. In exchange for all of the issued and outstanding Safety common stock, the shareholders of Safety (the “Shareholders”) will initially receive: (1) an aggregate of 550,000 shares of Company Series I Convertible Preferred Stock (“Series I Stock”) with an initial value of $3,300,000, (2) warrants to purchase up to 22,000,000 shares of the Company common stock (the “Warrants”), (3) unsecured promissory notes of Safety in an aggregate principal amount of $2,000,000 (the “Notes”) and (4) $3,900,000 in cash (collectively, the “Merger Consideration”). Pursuant to the Merger Agreement, this Merger Consideration received by the Shareholders may be: (1) reduced based on Safety’s stockholders’ equity (as determined at closing) and (2) reduced or increased based on Safety’s working capital (as determined at closing). In addition, in the future, the Shareholders may receive up to an aggregate of $6,000,000 in Company common stock if certain performance criteria are achieved by Safety in 2008 and 2009. The Series I Stock and Warrants will be held is escrow for twelve months to offset any indemnification claims or purchase price adjustments pursuant to the Merger Agreement.

Also pursuant to the Merger Agreement, (1) $6,650,000 in existing indebtedness of Safety will be paid off, (2) $2,400,000 in Safety preferred stock will be redeemed and (3) $2,000,000 of existing indebtedness of Safety will be permitted to remain outstanding.

Each share of Series I Stock accrues a dividend of 12% per annum. The Series I Stock will rank pari passu with the Company’s Series H Convertible Preferred Stock and senior to all other series of the Company’s preferred stock and the Company common stock. The holder of the Series I Stock may convert the accrued dividends into Company common stock at a conversion price of $0.06 per share or receive a cash payment on liquidation or sale of the Company. Each share of Series I Stock is convertible into 200 shares of Company common stock (effectively a conversion price of $0.03 per share) and has a liquidation preference of $6.00 per share.

The Warrants have an exercise price equal to $0.03, which may be adjusted under the terms of the Warrants, and has a term of five years from the date of issuance on March 17, 2008. The Shareholders will have “piggyback” registration rights with respect to the Common Stock they receive upon exercise of the Warrants and conversion of the Series I Stock.

The Notes accrue interest at a rate of 6% per annum and are subordinate to the existing indebtedness of Safety.

Immediately following the Merger, the Company will control 100% of the voting power of Safety.

The Merger Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The foregoing description of the Merger Agreement, the Warrants and the Series I Stock is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which are respectively attached hereto as Exhibits 2.1, 3.1 and 4.1, and all of which are incorporated by reference herein in their entirety.

ITEM 2.01. COMPLETION OF ACQUISITION.

On March 17, 2008, the Company completed its acquisition of Safety pursuant to the terms of the Merger Agreement.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 17, 2008, the Company amended its Certificate of Incorporation to designate 550,000 shares of its authorized preferred stock as Series I Convertible Preferred Stock. A copy of the Certificate of Designation is attached to this current report as Exhibit 3.1 and is incorporated herein. A description of the material rights and preferences of the Series I Convertible Preferred Stock is set forth in Item 1.01 above, but this description is qualified in its entirety by reference to the Certificate of Designation attached hereto.

ITEM 8.01. OTHER EVENTS.

On March 19, 2008, the Company issued a press release attached to this Current Report on Form 8-K as Exhibit 99.1 which relates to the Merger and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The pro forma financial information required by this item is not being filed herewith. To the extent information is required by this item, they will be filed with the Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent information is required by this item, such information will be filed with the Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits:

Exhibit	Description	Location
Exhibit 2.1
Agreement and Plan of Merger and Stock Purchase Agreement, dated March 13, 2008, by and among the Company, Safety & Ecology Holdings Corporation, HSCC Acquisition Corp. and certain other persons named therein.
Provided herewith
Exhibit 3.1	Company’s Certificate of Designation for Series I Convertible Preferred Stock	Provided herewith
Exhibit 4.1	Form of Company Warrant, dated March 17, 2008	Provided herewith
Exhibit 99.1	Press Release, dated March 19, 2008, announcing the acquisition of Safety & Ecology Holdings Corporation	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	Homeland Safety Capital Corporation

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer